Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS 30.8 PERCENT INCREASE IN EPS IN THIRD QUARTER 2003,
NEW STUDENT INCREASE OF 20.7 PERCENT

INDIANAPOLIS, IN, October 16, 2003—ITT Educational Services, Inc. (NYSE:  ESI), a leading provider of technology-oriented postsecondary degree programs, today reported its financial and operating results for the third quarter and the first nine months of 2003.  During the three months ended September 30, 2003, earnings per share (“EPS”) increased 30.8 percent to $0.34 compared to $0.26 in the same period of 2002.  EPS in the first nine months of 2003 increased 38.9 percent to $0.75 compared to $0.54 in the comparable period of 2002.  In the third quarter of 2003, new student enrollment (excluding international enrollments and enrollments at two of its institutes that are gradually ceasing operations) increased 20.7 percent to 12,690 compared to 10,518 in the same period of 2002. Total student enrollment as of September 30, 2003 (excluding international enrollments and enrollments at the two institutes that are gradually ceasing operations) increased 10.8 percent to 36,947 compared to 33,352 as of September 30, 2002. Rene R. Champagne, chairman and CEO of ITT/ESI said, “Our strong enrollment and financial performance in the third quarter and first nine months of 2003 reflects the solid demand we have experienced for our programs of study.  These results position us well to meet or exceed our internal financial goals for the full year of 2003 and the full year of 2004.”  The Company provided the following information for the three and nine months ending September 30, 2003:

Three Months Ending September 30th Financial and Operating Results

(Dollars in thousands, except earnings per share and revenue per student)

	2003		2002		Increase/ (Decrease)

Revenues (A)	$134,382		$117,746		14.1%
Operating Income	$25,206		$18,837		33.8%
Operating Margin	18.8%		16.0%		280	basis points
Net Income	$15,841		$12,101		30.9%
EPS (diluted)	$0.34		$0.26		30.8%
Return on Equity (TTM) (B)	53.2%		46.1%		711	basis points
New Student Enrollment (C)	12,690		10,518		20.7%
Continuing Students (C)	24,257		22,834		6.2%
Total Student Enrollment as of September 30th (C)	36,947		33,352		10.8%
Online Course Registrations (D)	1,531		166		822%
Revenue Per Student	$4,018		$3,731		7.7%
Cash and Cash Equivalents, Short-term Investments and Investments as of September 30th	$204,116		$126,576		61.3%
Bad Debt Expense as a Percent of Revenues	1.1%		1.6%		(50	)basis points
Days Sales Outstanding as of September 30th	6.7	days	10.0	days	(3.3	)days
Deferred Tuition Revenue as of September 30th	$110,087		$89,475		23.0%
Debt	$0		$0		—
Fully Diluted Shares of Common Stock Outstanding	46,415		46,506		—
Shares of Common Stock Repurchased	0		584,300	(E)	—
Land and Building Purchases	$3,766	(F)	$19,843	(G)	—
Number of New Colleges Opened	1	(H)	2	(I)	—
Capital Expenditures	$5,046		$3,003		—

Nine Months Ending September 30th Financial and Operating Results

(Dollars in thousands, except earnings per share)

	2003		2002		Increase/ (Decrease)

Revenues (A)	$378,213		$331,183		14.2%
Operating Income	$54,333		$38,836		39.9%
Operating Margin	14.4%		11.7%		270	basis points
Net Income	$34,368		$25,261		36.1%
EPS (diluted)	$0.75		$0.54		38.9%
Shares of Common Stock Repurchased	1,078,000	(J)	1,734,300	(K)	—
Land and Building Purchases	$21,069	(L)	$19,843	(M)	—
Capital Expenditures, Net	$11,057		$12,315		—
New Student Enrollment (N)	28,568		24,717		15.6%

(A)      In an effort to improve revenue comparability to its peers, the Company reported that, effective June 30, 2003, it began classifying tuition and fee refunds resulting from student withdrawals as a reduction of revenue.  Previously, the Company included tuition and fees from withdrawing students in Revenues and recorded an offsetting expense in Cost of educational services.  The new classification had no impact on the Company’s Net income.

(B)        Represents return on equity for the trailing 12 months.

(C)        Excludes international enrollments and enrollments at the two ITT Technical Institutes that are gradually ceasing operations.  In the three months ending September 30, 2003, there were 3 new student enrollments at those two colleges compared to 142 in the three months ending September 30, 2002.  As of September 30, 2003, the combined total student enrollment at those two colleges was 212 compared to 447 as of September 30, 2002.

(D)       Represents the number of online courses that students were registered to take.

(E)         For approximately $10.0 million or at an average price of $17.12 per share.

(F)         Represents one of the Company’s colleges.

(G)        Represents six of the Company’s colleges.

(H)       Hilliard (Columbus), Ohio commenced its first class in September 2003.

(I)            Chantilly (Washington, D.C.), Virginia and Canton (Detroit), Michigan commenced their first classes in September 2002.

(J)           For approximately $28.7 million or at an average price of $26.65 per share.

(K)       For approximately $34.6 million or at an average price of $19.92 per share.

(L)         Represents four of the Company’s colleges and its corporate offices.

(M)    Represents 6 of the Company’s colleges.

(N)       Excludes international enrollments and enrollments at the two ITT Technical Institutes that are gradually ceasing operations.  In the nine months ending September 30, 2003, the combined new student enrollment at those two colleges was 35 compared to 334 in the same period in 2002.

Champagne continued, “Our third quarter EPS of $0.34 exceeded analysts’ consensus estimates by 2 cents per share.  Our strong financial and operating results in the quarter were primarily driven by increased total student enrollment, tuition increases and greater leveraging of the Company’s operating costs.  Lead flow resulting from our marketing efforts remained strong in the third quarter, and our student recruiters continued to improve their lead conversion rates during that period.  In the first nine months of 2003, new student enrollment (excluding international enrollments and enrollments at the two institutes that are gradually ceasing operations) increased 15.6 percent compared to the first nine months of 2002.  Demand for our programs of study has been strong to date in 2003.  We are optimistic that demand can remain strong for the balance of 2003 and 2004.”

Omer Waddles, president and COO of ITT/ESI said, “We are continuing to implement our 10-Point Growth Plan.  New programs of study, particularly at the bachelor’s degree level, continue to be offered at more of our colleges.  During the first nine months of 2003, we received 131 new program approvals.  Our 76th college in Hilliard (Columbus), Ohio commenced its first class in September and we hope to begin marketing our 77th college located in Eden Prairie (Minneapolis), Minnesota soon for a first class in

December 2003.  New sites for an additional three to four new college start-ups in 2004 are being identified and will be reported at a later date.  A new MBA program that is delivered completely online commenced its initial class in September.  The ITT Technical Institute in Indianapolis had received all required regulatory authorizations to offer the online MBA program in 38 states as of September 30th .  Our 2+1 hybrid delivery model is now offered at 19 colleges.  We anticipate introducing the 2+1 model at an increasing number of our colleges over the next several quarters.  As of September 30th, 57 of our colleges had received all required regulatory authorizations to offer the 2+1 hybrid delivery model.”

Kevin M. Modany, senior vice president and CFO said, “Operating margin in the third quarter of 2003 increased 280 basis points as a result of increased total student enrollment, tuition price increases, leveraging of overhead operating costs and various cost containment projects.  Revenue per student in the third quarter of 2003 increased 7.7 percent compared to the same period in 2002.  Net income increased 30.9 percent in the third quarter and 36.1 percent in the first nine months compared to the same periods last year.  We continue to operate without debt and have $204.1 million of cash, short-term investments and investments.  We are confident that we can achieve or exceed our internal financial goals for 2003.”

Champagne concluded, “Based on our strong student enrollment increases and financial performance in the first nine months of 2003, we are increasing our internal EPS goal for the full year of 2003 to a range of $1.22 to $1.23 from our previous goal of $1.20 to $1.21.  We are also increasing our internal EPS goal for 2004 to a range of $1.46 to $1.50 from our previous goal of $1.44 to $1.48.  Other 2004 goals include increasing:

•      new student enrollment in the range of 10 to 12 percent compared to 2003;

•      total student enrollment in the range of 9 to 11 percent compared to 2003;

•      revenue in the range of 14 to 17 percent compared to 2003; and

•      operating margin by 120 to 150 basis points compared to 2003.”

ITT/ESI intends to conduct a conference call and a live webcast open to the public today at 11:00 a.m. EDT to discuss this release.  The webcast may be accessed on ITT/ESI’s web site, located at www.ittesi.com and will also be available for replay.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  Forward-looking statements are made based upon the current expectations and beliefs of the company’s management concerning future developments and their potential effect on the Company.  There can be no assurance that future developments affecting the Company will be those anticipated by its management.  These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the postsecondary education industry and in the general economy; changes in federal and state governmental regulations with respect to education and accreditation standards, or the interpretation or enforcement thereof, including, but not limited to, the level of government funding for, and the Company’s eligibility to participate in, student financial aid programs utilized by the Company’s students; the results of the qui tam action brought under the False Claims Act, 31 U.S.C. Section 3730, in which the Company is a defendant which, if adversely determined, could result in a demand for repayment of federal student financial aid funds, trebled under the False Claims Act, and penalties; effects of any change in ownership of the Company resulting in a change in control of the Company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of the institutes; the Company’s ability to implement its growth strategies; receptivity of students and employers to the Company’s existing program offerings and new curricula; loss of lender access to the Company’s students for student loans; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:		WEB SITE:
Martin Grossman	Nancy Brown	www.ittesi.com
Senior Vice President	Director Corporate Relations
(317) 706-9207	(317) 706-9260

ITT EDUCATIONAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share and operating data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Revenues (a)	$134,382	$117,746	$378,213	$331,183

Costs and Expenses (a)
Cost of educational services	69,681	64,743	210,463	193,705
Student services and administrative expenses	39,495	34,166	113,417	98,642
Total costs and expenses	109,176	98,909	323,880	292,347

Operating income	25,206	18,837	54,333	38,836

Interest income, net	551	755	1,549	2,050

Income before income taxes	25,757	19,592	55,882	40,886

Income taxes	9,916	7,491	21,514	15,625

Net income	$15,841	$12,101	$34,368	$25,261

Earnings per common share (b):
Basic	$0.35	$0.26	$0.76	$0.55
Diluted	$0.34	$0.26	$0.75	$0.54

Supplemental Data:
Cost of educational services	51.9%	55.0%	55.6%	58.5%
Student services and administrative expenses	29.4%	29.0%	30.0%	29.8%
Operating margin	18.8%	16.0%	14.4%	11.7%
Student enrollment at end of period	37,159	33,799	37,159	33,799
Technical institutes at end of period	76	74	76	74
Shares for earnings per share calculation:
Basic	45,119	45,668	44,988	45,914
Diluted	46,415	46,506	46,126	46,968

(a)          The reclassification with respect to withdrawing students reduced revenues and costs and expenses by $2,993 and $9,073 in the three and nine month periods ended September 30, 2003, and by $2,763 and $7,699 in the three and nine month periods ended September 30, 2002.

(b)         Earnings per common share and the number of shares in all prior periods have been restated to reflect the two-for-one stock split declared on May 10, 2002 that became effective on June 6, 2002.

ITT EDUCATIONAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30, 2003	December 31, 2002	September 30, 2002
	(unaudited)		(unaudited)
Assets
Current assets
Cash and cash equivalents	$159,749	$123,934	$94,496
Restricted cash	—	7,103	—
Short-term investments	37,912	25,671	32,080
Accounts receivable, net	9,943	8,973	12,780
Deferred and prepaid income tax	2,950	1,988	3,621
Prepaids and other current assets	4,409	5,597	3,884
Total current assets	214,963	173,266	146,861
Property and equipment, net	78,910	62,584	66,054
Direct marketing costs	10,470	10,609	10,432
Investments	6,455	—	—
Other assets	811	1,248	1,313
Total assets	$311,609	$247,707	$224,660

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$41,297	$18,162	$25,893
Accrued compensation and benefits	13,925	9,196	7,647
Other accrued liabilities	16,146	12,140	8,601
Deferred revenue	110,087	102,997	89,475
Total current liabilities	181,455	142,495	131,616
Deferred income tax	2,714	6,204	6,372
Minimum pension liability	8,041	8,041	3,021
Other liabilities	2,582	1,943	1,476
Total liabilities	194,792	158,683	142,485

Shareholders’ equity
Preferred stock, $.01 par value, 5,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $.01 par value, 150,000,000 shares authorized, 54,068,904 issued	540	540	540
Capital surplus	49,838	40,393	40,135
Retained earnings	199,956	184,409	166,263
Accumulated other comprehensive income (loss)	(4,888)	(4,888)	(1,837)
Treasury stock, 8,798,609, 8,986,267 and 8,621,740 shares, at cost	(128,629)	(131,430)	(122,926)
Total shareholders’ equity	116,817	89,024	82,175
Total liabilities and shareholders’ equity	$311,609	$247,707	$224,660

ITT EDUCATIONAL SERVICES, INC.

 CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Cash flows provided by (used for) operating activities:
Net income	$15,841	$12,101	$34,368	$25,261
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,787	4,932	15,800	15,697
Provision for doubtful accounts	1,482	1,884	5,024	5,404
Deferred taxes	(1,006)	128	(4,452)	665
Increase/decrease in operating assets and liabilities:
Short-term investments	(7,687)	(6,845)	5,796	8,988
Accounts receivable	(3,103)	(3,473)	(5,994)	(5,505)
Direct marketing costs	148	486	139	88
Accounts payable and accrued liabilities	1,094	3,202	32,518	14,721
Prepaids and other assets	1,188	2,793	1,625	2,005
Deferred revenue	15,060	12,091	7,090	12,323
Net cash provided by (used for) operating activities	27,804	27,299	91,914	79,647

Cash flows provided by (used for) investing activities:
Facility purchases	(3,766)	(19,843)	(21,069)	(19,843)
Capital expenditures, net	(5,046)	(3,003)	(11,057)	(12,315)
Purchase of held to maturity invesments	(24,492)	—	(24,492)	—
Net cash provided by (used for) investing activities	(33,304)	(22,846)	(56,618)	(32,158)

Cash flows provided by (used for) financing activities:
Purchase of treasury stock	—	(10,001)	(28,726)	(34,552)
Exercise of stock options	9,037	227	22,142	12,395
Net cash flow provided by (used for) financing activities	9,037	(9,774)	(6,584)	(22,157)

Net increase (decrease) in cash, cash equivalents and restricted cash	3,537	(5,321)	28,712	25,332

Cash, cash equivalents and restricted cash at beginning of period	156,212	99,817	131,037	69,164

Cash, cash equivalents and restricted cash at end of period	$159,749	$94,496	$159,749	$94,496